Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Contact Information
-------------------
Bob Orlando, Chief Financial Officer
Switchboard Incorporated
508-898-8131

      SWITCHBOARD REPORTS RECEIPT OF NON-COMPLIANCE NOTIFICATION BY NASDAQ

        Switchboard to Request Hearing Before Listing Qualification Panel


WESTBOROUGH, Mass. - Aug. 21, 2002 - Switchboard Incorporated (NASDAQ: SWBD) today announced that it received a Nasdaq staff determination letter indicating that it does not comply with Marketplace Rule 4310(c)(14) for failing to file with the Securities and Exchange Commission its quarterly report on Form 10-Q for the quarter ended June 30, 2002 within the stipulated time period. Accordingly, its securities are subject to delisting from the Nasdaq Stock Market. As a result of the noncompliance, the trading symbol for the Company's common stock will be changed from "SWBD" to "SWBDE" at the opening of business on August 22, 2002.

As permitted by Nasdaq rules, the Company has the right to stay the delisting process by requesting a hearing before the Nasdaq Listing Qualification Panel. The Company intends to make a timely request for a hearing before the Panel to review the staff determination, and hopes to comply with the rule by filing the required financial statements prior to the hearing date.

The delay in Switchboard's filing of its Form 10-Q is attributed to the Company's previously announced change in independent accountants to Ernst & Young effective June 28, 2002 and the re-audit of 2001 currently being conducted by Ernst & Young.

About Switchboard Incorporated

Headquartered in Westborough, Mass., Switchboard Incorporated is the leading provider of Web-hosted directory technologies and customized yellow pages platforms to yellow pages publishers, newspaper publishers and Internet portals that offer online local directory advertising solutions to national retailers and brick and mortar merchants across a full range of Internet and wireless platforms. Switchboard offers a broad range of functions, content and services including yellow and white pages, product directory, What's NearbySM proximity searching, and interactive maps and driving directions. Viewed more than 90 million times each month, Switchboard.com (www.switchboard.com) is an excellent resource to consumers and a showcase for Switchboard's superior directory technologies and breadth of product offerings. ePresence (Nasdaq: EPRE) owns approximately 53.2% of the outstanding shares of Switchboard. "Switchboard" and

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"What's Nearby" are registered service marks and "Switchboard Matrix" is a service mark of Switchboard Incorporated. Other trademarks and service marks used in this release are the property of their respective owners.


Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the possible actions of Nasdaq directed toward delisting the Company's stock, and the Company's responses to those actions. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company may not be able to file its Form 10-Q for the quarter ended June 30, 2002 in time to forestall the delisting process; and, if it is unable to do so, it may not succeed in its appeal of any delisting decision by Nasdaq. For a detailed discussion of other cautionary statements, please refer to Switchboard's filings with the Securities and Exchange Commission, including Switchboard's Annual Report on Form 10-K filed on March 29, 2002 and its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. Switchboard cautions readers to consider carefully the foregoing factors and other such factors. Further, Switchboard's forward-looking statements speak only as of the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. SOURCE Switchboard Incorporated.